Exhibit 99.2

PIETECH, INC.

Interim Financial Statements (Unaudited)

As of March 31, 2019 and for the three months ended

March 31, 2019 and 2018

PIETECH, INC.

Table of Contents

Page
Financial Statements:
Balance Sheet	1
Statements of Income	2
Statement of Changes in Stockholders' Equity	3
Statements of Cash Flows	4-5
Notes to Financial Statements	6

PIETECH, INC.

Balance Sheet
(Unaudited)

March 31,
2019
Assets
Current assets:
Cash and cash equivalents	$23,342,066
Certificates of deposit	3,082,729
Accounts receivable	2,697,839
Prepaid expenses and other current assets	976,954
Total current assets	30,099,588

Property and equipment, net	5,660,024
Internally developed software, net	4,564,570
Right-of-use asset, net	1,999,581
Intangible assets, net	89,262
Equity in joint venture	981,273
Other non-current assets	1,463,403
$44,857,701

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,004,849
Accrued expenses	575,365
Deferred revenue, current	13,128,547
Operating lease obligation, current	527,981
Total current liabilities	16,236,742

Long-term liabilities:
Deferred revenue, non-current	715,303
Operating lease obligation, non-current	1,631,928
Total liabilities	18,583,973

Stockholders' equity:
Common stock, no par value, 25,000 shares
authorized, 11,481 shares issued and outstanding	1,649,981
Retained earnings	24,623,747
Total stockholders' equity	26,273,728
$44,857,701

See accompanying Notes to Interim Financial Statements (Unaudited).

PIETECH, INC.

Statements of Income
Three Months Ended March 31, 2019 and 2018
(Unaudited)

	2019	2018

Revenue:
Software license fees	$11,605,491	$9,035,373
Software customization fees	332,709	517,637
Software training fees	198,458	108,209

Total revenue	12,136,658	9,661,219

Operating expenses:
Compensation and benefits	3,589,727	3,639,210
General and administration	2,252,926	1,621,133
Depreciation and amortization	851,658	681,717
Total operating expenses	6,694,311	5,942,060

Income from operations	5,442,347	3,719,159

Other income (expense):
Interest income	113,097	39,582
Interest expense	(2,594)	(5,189)
Loss from unconsolidated joint venture	(155,233)	—

Total other income (expense), net	(44,730)	34,393

Net income	$5,397,617	$3,753,552

See accompanying Notes to Interim Financial Statements (Unaudited).

PIETECH, INC.

Statements of Changes in Stockholders' Equity
Three Months Ended March 31, 2019 and 2018
(Unaudited)

	Common Stock	Retained Earnings	Total Stockholders' Equity
Balance at December 31, 2017	$1,649,981	$21,190,458	$22,840,439
Adoption of ASC 606	—	877,536	877,536
Distributions to stockholders	—	(1,850,235)	(1,850,235)
Net income	—	3,753,552	3,753,552
Balance at March 31, 2018	$1,649,981	$23,971,311	$25,621,292

Balance at December 31, 2018	$1,649,981	$27,309,472	$28,959,453
Distributions to stockholders	—	(8,083,342)	(8,083,342)
Net income	—	5,397,617	5,397,617
Balance at March 31, 2019	$1,649,981	$24,623,747	$26,273,728

See accompanying Notes to Interim Financial Statements (Unaudited).

PIETECH, INC.

Statements of Cash Flows
Three Months Ended March 31, 2019 and 2018
(Unaudited)

	2019	2018

Cash flows from operating activities:
Net income	$5,397,617	$3,753,552
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	851,658	681,717
Interest reinvested in certificates of deposit	(11,730)	(6,553)
Loss from unconsolidated joint venture	155,233	—
Non-cash lease expense	160,328	—
Change in operating assets and liabilities:
Accounts receivable	(904,835)	(386,003)
Prepaid expenses and other current assets	(175,806)	(40,890)
Other non-current assets	54,827	(84,905)
Accounts payable	1,519,730	(253,349)
Accrued expenses	40,414	545,593
Deferred revenue, current	2,426,334	3,734,190
Deferred revenue, non-current	(102,361)	(96,472)
Net cash provided by operating activities	9,411,409	7,846,880

Cash flows from investing activities:
Purchase of property and equipment	(36,719)	—
Capitalization of internally developed software	(672,058)	(622,520)
Proceeds from sale of property and equipment	2,389,068	—
Net cash provided by (used in) investing activities	1,680,291	(622,520)

Cash flows from financing activities:
Due from related party	—	18,033
Payments on note payable - former stockholder	(489,580)	—
Distributions to stockholders	(8,083,342)	(1,850,235)
Net cash used in financing activities	(8,572,922)	(1,832,202)

Net change in cash and cash equivalents	2,518,778	5,392,158

Cash and cash equivalents - beginning of period	20,823,288	16,896,364

Cash and cash equivalents - end of period	$23,342,066	$22,288,522

See accompanying Notes to Interim Financial Statements (Unaudited).

PIETECH, INC.

Statements of Cash Flows, Continued
Three Months Ended March 31, 2019 and 2018
(Unaudited)

	2019	2018

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$7,784	$—

See accompanying notes to Interim Financial Statements (Unaudited).

PIETECH, INC.

Notes to Interim Financial Statements (Unaudited)

1.     Organization and Summary of Significant Accounting Policies:

Nature of Business: PIEtech, Inc. (the “Company”) was incorporated in the Commonwealth of Virginia on May 6, 1997. The Company was organized to develop and market financially oriented computer software and application programs. The Company markets MoneyGuidePro® and other software to securities brokers, financial planners and other professionals.

On March 14, 2019, the Company entered into a merger agreement (the “Merger Agreement”) with Envestnet, Inc. (“Envestnet”). Pursuant to the Merger Agreement, PIEtech will merge with and into Envestnet, with Envestnet continuing as the surviving corporation. This transaction closed on May 1, 2019.

Basis of Accounting: The financial statements are prepared in accordance with accounting standards established by the Financial Accounting Standards Board (“FASB”) to ensure consistent reporting of financial condition, results of operations and cash flows. References to U.S. generally accepted accounting principles (“GAAP”) in these footnotes are to the FASB Accounting Standards Codification, referred to as the codification or (“ASC”).

The accompanying unaudited financial statements of the Company as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 have not been audited by an independent registered public accounting firm. These unaudited financial statements have been prepared on the same basis as our audited financial statements for the year ended December 31, 2018 and reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of March 31, 2019 and the results of operations for the periods presented herein. The unaudited financial statements include the accounts of the Company.

The results of operation for the three months ended March 31, 2019 are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2018.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

1.     Summary of Significant Accounting Policies, continued:

Revenue Recognition: The Company’s revenue is derived primarily from the sale of software licenses to end users and customization and implementation of the related software. Generally included within the price of the license fees are services for ongoing customer support, software maintenance, and software upgrades. Provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable, revenue is recognized as follows:
•Software customization revenue is recognized over the period the customizations are performed.
•Implementation revenue is recognized on a straight-line basis over the life of the contract.
•Usage based revenue for software licenses are recognized based on usage over the term of the related license.
•Non-usage based revenue for software licenses are generally recognized on a straight-line basis over the term of the related license.
•Training revenue is recognized over the period the training is provided.

Revenues are recognized when control of these services is transferred to our customers, in an amount that reflects the consideration that we expect to be entitled to in exchange for those services. All revenue recognized in the statements of income is considered to be revenue from contracts with customers. Sales and usage-based taxes are excluded from revenues.

Cash and Equivalents: The Company considers all investment instruments with a maturity of three months or less to be cash equivalents.

Certificates of Deposit: The Company’s certificates of deposit are invested with federally insured institutions and generally have a duration of twelve months. The Company’s investments in certificates of deposit are carried at initial cost plus accrued interest.

Accounts Receivable: Generally, the Company does not require collateral to support its accounts receivable. The Company evaluates the need for an allowance for doubtful accounts for uncollectible fees receivable. In establishing the amount of the allowance, if any, customer-specific information is considered related to delinquent accounts, including historical loss experience and current economic conditions. As of March 31, 2019, the Company has determined that the likelihood of non-collection is low and that an allowance is unnecessary.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

1.     Summary of Significant Accounting Policies, continued:

Property and Equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. The costs of major improvements are capitalized, while the costs of normal maintenance and repairs are charged to expense as incurred. Depreciation of furniture and equipment is computed using the straight-line method based on estimated useful lives of the depreciable assets. Leasehold improvements are amortized on a straight-line basis over their estimated economic useful lives or the remaining lease term, whichever is shorter. Improvements are capitalized, while repairs and maintenance costs are charged to operations as incurred. Assets are reviewed for recoverability whenever events or circumstances indicate the carrying value may not be recoverable.

There were no impairments of property and equipment during the three months ended March 31, 2019 and 2018.

Internally Developed Software for Internal Use: Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. Internally developed software is amortized on a straight-line basis over its estimated useful life. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

There were no impairments of internally developed software during the three months ended March 31, 2019 and 2018.

Intangible Assets: Intangible assets are recorded at cost less accumulated amortization. Costs of domain name and trademarks are amortized on a straight-line basis over a 15 year period. Intangible assets are reviewed for impairment whenever events or changes in circumstances may affect the recoverability of the net assets. Such reviews include an analysis of current results and take into consideration the undiscounted value of projected operating cash flows. No intangible asset impairment charges have been recorded for the three months ended March 31, 2019 and 2018.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

1.     Summary of Significant Accounting Policies, continued:

Advances to and Equity in joint venture: The Company has an investment that is recorded using the equity method of accounting. The Company reviews this investment on a regular basis to evaluate the carrying amount and economic viability of the investment. This policy includes, but is not limited to, reviewing the investee’s cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes and competition. The evaluation process is based on information that the Company requests from the investee. The basis for these evaluations is subject to the timing and accuracy of the data received from these investees.

The Company uses the equity method of accounting because of its less than 50% ownership and lack of control. The Company’s interest in the earnings or losses of the privately held company are reflected in equity in earnings from unconsolidated joint venture, net on the statements of income.

The Company’s investment is assessed for impairment when a review of the investee’s operations indicates that there is a decline in value of the investment and the decline is other than temporary. Such indicators include, but are not limited to, limited capital resources, limited prospects of receiving additional financing, and prospects for liquidity of the related securities. If an impairment occurs, the investment is written down to estimated fair value. The Company estimates fair value using a variety of valuation methodologies, including comparing the investee with publicly traded companies in similar lines of business, applying valuation multiples to estimated future operating results and estimated discounted future cash flows. There was no impairment to this investment during the three months ended March 31, 2019.

Recent Accounting Pronouncements: In February 2016, the FASB issued ASU 2016-02, “Leases.” This update amends the requirements for assets and liabilities recognized for all leases longer than twelve months. Lessees will be required to recognize a lease liability measured on a discounted basis, which is the lessee’s obligation to make lease payments arising from the lease, and a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company adopted the new standard on its effective date of January 1, 2019 using the cumulative-effect adjustment transition method with certain available transitional practical expedients (see Note 12 Leases).

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

1.     Summary of Significant Accounting Policies, continued:

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)". This update significantly changes the way that entities will be required to measure credit losses. The new standard requires that entities estimate credit losses based upon an "expected credit loss" approach rather than the "incurred loss" approach, which is currently used. The new approach will require entities to measure all expected credit losses for financial assets based on historical experience, current conditions, and reasonable forecasts of collectability. The change in approach is anticipated to impact the timing of recognition of credit losses. This ASU will become effective beginning January 1, 2020. Early adoption is permitted for fiscal years beginning January 1, 2019. The Company is currently evaluating the potential impact of this guidance on the financial statements.

Management Estimates: Management of the Company has made certain estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with GAAP. Areas requiring the use of management estimates relate to estimating uncollectible receivables, revenue recognition, intangible and other long-lived assets, uncertain tax positions and sales tax liabilities. Actual results could differ materially from those estimates.

Income Taxes: Effective July 1, 2006, the Company elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. As a result, the Company does not incur any income tax obligations, unless there is a substantial sale of the assets of the Company that could cause the Company to incur a built-in gains tax based on the excess of the sale price over the fair market value of the assets sold as of the date of the S election. Any possible liability of a built-in gains tax decreases ratably over a period expiring 10 years after the effective date of the S election. As of March 31, 2019, the Company is no longer subject to U.S. Federal tax examinations for year-ends prior to December 31, 2015. With limited exceptions, the Company is no longer subject to income tax examinations for the years prior to December 31, 2014.

The Company follows authoritative guidance related to how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. The tax benefits recognized in the financial statements from tax positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

1.     Summary of Significant Accounting Policies, continued:

Concentrations and Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, certificates of deposit and receivables. The Company maintains its cash in multiple financial institutions with balances that regularly exceed federally insured limits. Certificates of deposit are held with multiple financial institutions to mitigate credit risk. Receivables, consisting principally of trade accounts receivable, result from contracts with customers in the United States. Credit is extended to customers after an evaluation for credit worthiness. At March 31, 2019, one customer accounted for 24% of accounts receivable. For the three months ended March 31, 2019 and 2018, one customer accounted for 8% and 10% of total revenue, respectively.

Advertising Costs: Advertising costs are expensed as incurred and are included in operating expenses in the accompanying statements of income. For the three months ended March 31, 2019 and 2018, advertising costs were $158,560 and $68,069, respectively.

Subsequent Events: Management has evaluated subsequent events through December 6, 2019, the date the financial statements were available for issuance. On April 26, 2019, the Company sold its investment in the joint venture to two stockholders. No gain or loss was recognized on this sale.

As disclosed in Note 1, the Company was acquired on May 1, 2019.

2.     Revenue:

On January 1, 2018 the Company adopted ASU 2014-09 and all subsequent ASUs that modified Topic 606 (“ASC 606” or “new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The Company recognized the cumulative effect of the initial application of the new revenue standard as an adjustment to the opening balance of retained earnings on January 1, 2018. The Company does not expect the adoption of the new revenue standard to have a material impact to the results of operations on an ongoing basis.

The majority of our revenues continue to be recognized when services are provided. The adoption of the new revenue standard primarily impacts the deferral of incremental direct costs in obtaining contracts with customers.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

2.     Revenue, continued:

The cumulative effect of the changes made to the Company's balance sheets as of January 1, 2018 for the adoption of the new revenue standard was as follows:

			Opening
	Balance at	Cumulative	Balance at
	December 31,	Catch-up	January 1,
	2017	Adjustments	2018
Balance Sheets
Assets:
Other non-current assets	$920,361	$877,536	$1,797,897

Equity:
Retained earnings	21,190,458	877,536	22,067,994

Remaining performance obligations: The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied) as of March 31, 2019:

Years ending December 31,
Remainder of 2019	27,258,541
2020	29,428,830
2021	9,566,064
2022	5,843,558
2023	1,097,500
Total	73,194,493
Only fixed consideration from significant contracts with customers is included in the amounts presented above.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

2.     Revenue, continued:

Contract Balances: The Company records contract liabilities (deferred revenue) when cash payments are received in advance of its performance. The term between invoicing date and when payment is due is generally not significant. For the majority of its arrangements, the Company requires advance quarterly payments before the services are delivered to the customer.

Deferred revenue primarily consists of implementation fees, professional services, and subscription fee payments received in advance from customers.

Contract assets would exist when revenues have been recorded (i.e. control of goods or services has been transferred to the customer) but customer payment is contingent on a future event beyond the passage of time (i.e. satisfaction of additional performance obligations). The Company does not have any material contract assets. Unbilled receivables, which are not classified as contract assets, represent arrangements in which revenues have been recorded prior to billing and right to payment is unconditional.

The opening and closing balances of the Company’s billed receivables, unbilled receivables and deferred revenues are as follows:

	Receivables, which are included in accounts receivable	Unbilled receivables, which are included in accounts receivable	Deferred revenue, current	Deferred revenue, non-current
Opening balance as of January 1, 2019	$998,942	$794,062	$10,702,213	$817,664
Increase (decrease), net	1,120,931	(216,096)	2,426,334	(102,361)
Ending balance as of March 31, 2019	$2,119,873	$577,966	$13,128,547	$715,303

The increase in accounts receivable is primarily a result of growth in revenue and the timing of payments on software licenses during the three months ended March 31, 2019.

The decrease in unbilled receivables is primarily driven by revenue billed in excess of revenue recognized related to software licenses during the three months ended March 31, 2019.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

2.     Revenue, continued:

The increase in deferred revenue is primarily the result of increased subscription-based services during the three months ended March 31, 2019, most of which will be recognized over the course of the next twelve months.

The amount of revenue recognized that was included in the opening deferred revenue balance was $5,887,494 and $4,324,546 for the three months ended March 31, 2019 and 2018, respectively. The amount of revenue recognized from performance obligations satisfied in prior periods was not material.

Deferred sales incentive compensation: Deferred sales incentive compensation was $969,698 as of March 31, 2019. Amortization expense for deferred sales incentive compensation was $98,427 and $53,039 for the three months ended March 31, 2019 and 2018, respectively. No significant impairment loss for capitalized costs was recorded during this period.

Sales incentive compensation earned by the Company’s sales force is considered an incremental and recoverable cost to acquire a contract with a customer. Sales incentive compensation for initial contracts is deferred and amortized on a straight-line basis over the period of benefit, which the Company has determined to be five years. The Company determined the period of benefit by taking into consideration its customer contracts, life of the technology and other factors. Sales incentive compensation for renewal contracts are deferred and amortized on a straight-line basis over the related contractual renewal period. Deferred sales incentive compensation is included in other non-current assets on the balance sheet and amortization expense is included in compensation and benefits expenses on the statements of income.

The Company has applied the practical expedient to recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period would have been one year or less. These costs are included in compensation and benefits expenses on the statements of income.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

3.     Prepaid Expenses and Other Current Assets:

Prepaid expenses and other current assets consist of the following:

March 31,
2019
Prepaid technology	$394,231
Prepaid insurance	138,549
Other prepaid expenses	444,174
Total	$976,954

4.     Property and Equipment:

Property and equipment consist of the following:

	Estimated Useful Life	March 31,
		2019
Cost:
Land	not applicable	$484,695
Building	39 years	2,640,586
Furniture and fixtures	7 years	789,327
Computer equipment and software	3 years	2,837,531
Office equipment	5 years	293,684
Automotive equipment	5 years	270,309
Building improvements	7-39 years	2,205,321
Leasehold improvements	Shorter of the lease term or useful life of the asset	2,069,444
		11,590,897
Less: accumulated depreciation and amortization		(5,930,873)
Total		$5,660,024

Depreciation and amortization expense for the three months ended March 31, 2019 and 2018 was $256,928 and $186,622, respectively.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

5.     Internally Developed Software:

Internally developed software consists of the following:

	Estimated Useful Life	March 31,
		2019
Internally developed software	3 years	$9,696,080
Less: accumulated depreciation and amortization		(5,131,510)
Total		$4,564,570

Amortization expense for the three months ended March 31, 2019 and 2018 was $592,876 and $493,183, respectively.

6.     Intangible Assets:

The Company’s intangible assets consisted of the following at March 31, 2019:

	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite lived intangible assets:
Domain name	15 years	$81,886	$(20,475)	$61,411
Trademarks	15 years	32,861	(8,217)	24,644
Patents	not applicable	3,207	—	3,207
		$117,954	$(28,692)	$89,262

Amortization expense for the three months ended March 31, 2019 and 2018 was $1,854 and $1,912, respectively.

On January 1, 2016, the domain name with a net carrying amount of $79,156 was transferred to the Company from a related party. Amortization expense amounted to $1,323 and $1,364 for the three months ended March 31, 2019 and 2018, respectively. Estimated amortization for the next five years is $5,459 per year with remaining amortization of $34,116 thereafter.

On January 1, 2017, the trademark with a net carrying amount of $29,575 was transferred to the Company from a related party. Amortization expense amounted to $531 and $548 for the three months ended March 31, 2019 and 2018, respectively. Estimated amortization for the next five years is $2,191 per year with remaining amortization of $13,689 thereafter.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

6.     Intangible Assets, continued:

On January 1, 2017, the patent with gross carrying amount of $3,207 was transferred to the Company from a related party. The patent is pending as of March 31, 2019. It will start amortizing over 15 years after the patent is issued.

7.     Equity in Joint Venture:

In November 2018, the Company acquired approximately 27% of the outstanding membership interests of a privately held company for cash consideration of $1,200,000. In accordance with the agreement, the Company is required to make future capital contributions of $1,200,000 and $1,100,000 in 2019 and 2020, respectively, subject to certain conditions. The Company uses the equity method of accounting to record its portion of this privately held company’s net income or loss.

The following is a summary of the financial information as of March 31, 2019 and for the three months ended March 31, 2019:

Total assets	$1,582,578
Total liability	$376
Total equity	$1,582,202
Revenues	$—
Net loss	$(582,050)
Company's share of net loss	$(155,233)

8.     Other Non-Current Assets:

Other non-current assets consist of the following:

March 31,
2019
Unbilled contract revenue	$493,705
Deferred sales incentive compensation	969,698
Total	$1,463,403

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

9.     Accrued Expenses:

Accrued expenses consist of the following:

March 31,
2019
Accrued compensation and related taxes	$401,494
Accrued sales and use taxes	47,510
Interest payable to former stockholder	865
Other accrued expenses	125,496
Total	$575,365

10.     Note Payable to Former Stockholder:

During 2017, the Company entered into a note payable to a former stockholder for the redemption of stock for $1,468,739. The note bears interest at a rate of 2.12% per annum and requires three equal annual payments of principal in the amount of $489,580 plus all accrued interest, with a final payment due on April 1, 2019. The Company incurred interest expense on the note payable for the three months ended March 31, 2019 and 2018 of $2,594 and $5,189, respectively. This note was paid off during the three months ended March 31, 2019.

11.     Fair Value Measurements:

The Company follows ASC 825-10, Financial Instruments, which provides companies the option to report selected financial assets and liabilities at fair value. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the Company’s choice to use fair value on its earnings. ASC 825-10 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. The Company has not elected the ASC 825-10 option to report selected financial assets and liabilities at fair value.

Financial assets and liabilities recorded at fair value in the balance sheet are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level I:	Inputs based on quoted market prices in active markets for identical assets or liabilities at the measurement date.
Level II:
Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or inputs that are observable and can be corroborated by observable market data.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

11.     Fair Value Measurements, continued:

Level III:
Inputs reflect management’s best estimates and assumptions of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

The following tables set forth the fair value of the Company’s financial assets measured at fair value in the balance sheet as of March 31, 2019, based on the three-tier fair value hierarchy:

	March 31, 2019
	Fair Value	Level 1	Level 2	Level 3
Assets
Money market funds and other (1)	$22,276,458	$22,276,458	$—	$—
Certificates of deposit (2)	3,082,729	—	3,082,729	—
Total assets	$25,359,187	$22,276,458	$3,082,729	$—

(1)
The fair values of the Company’s investments in money-market funds are based on the daily quoted market prices for the net asset value of the various money market funds and time deposit accounts which mature on a daily basis.

(2)	The fair value of the Company's certificates of deposit are based on the initial investment, plus accrued interest, which approximates fair value due to the short duration before maturity.

The Company’s fair value measurement of assets and liabilities include money-market funds and certificates of deposit not insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company periodically invests excess cash in money-market funds not insured by the FDIC. The Company believes that the investments in money market funds are on deposit with creditworthy financial institutions and that the funds are highly liquid. These money-market funds are considered Level I and are included in cash and cash equivalents in the balance sheet.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

12.     Leases:

During 2015, the Company entered into a lease agreement for office space that includes scheduled rent increases and was expected to expire in January 2020. This lease was terminated as of December 19, 2017 and the Company entered into a new lease agreement for additional office space that also includes scheduled rent increases and expires in December 2022.

On January 1, 2019, the Company adopted ASU 2016-02 and all subsequent ASUs that modified Topic 842 (“ASC 842”) using the effective date transition method. We elected the available package of practical expedients. The Company has elected to apply the short-term lease exemption to all of its classes of underlying assets.

The standard had a material impact on the Company’s balance sheet, but did not have an impact on the Company’s statements of income. The most significant impact was the recognition of right-of-use (“ROU”) asset and lease liabilities for operating leases. Adoption of the standard had no impact on the previously reported results.

At inception, the Company determines if an arrangement is a lease. Operating leases are included in ROU asset, current lease liability and non-current lease liability on the balance sheet. The Company does not have finance leases.

ROU assets represent the Company’s right to use an asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the remaining lease term. As none of the Company’s leases provide the implicit rate, the Company estimates an estimated incremental borrowing rate based on information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes prepaid payments and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise the option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has entered into an operating lease for corporate offices effective December 19, 2017. This lease includes a one-time option to terminate the lease in month 39 with 120 days prior written notice. Terms of the Company’s leases may change from time to time. This lease expires in December 2022.

This lease has both lease and non-lease components. The Company has elected the practical expedient to account for non-lease components as part of the lease component for all asset classes.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

12.     Leases, continued:

Rent expense amounted to $142,819 for each of the three months ended March 31, 2019 and 2018, respectively. The discount rate was determined to be 3.53%. Cash paid for amounts included in the measurement of the operating lease liability was $146,240 and $107,359 for the three months ended March 31, 2019 and 2018, respectively.

Future minimum lease payments as of March 31, 2019, are as follows:

Year	Amount
Remainder of 2019	$397,471
2020	604,247
2021	619,353
2022	634,837
Total future minimum lease payments	2,255,908
Less imputed interest	(95,999)
Total operating lease liability	$2,159,909

13.     Commitments and Contingencies:

The Company entered into agreements with employees which allow for an annual bonus equal to a 1% share of the Company’s estimated distributions made to stockholders, plus any related income taxes. The employees share only in the excess of the minimum distributions allocated for stockholders to pay federal and state income taxes on the Company’s net income. The agreement will terminate automatically upon the employee’s termination of employment, death, a change in control of the Company, or an initial public offering of the Company’s securities. Under this agreement, the Company did not make any payments for the three months ended March 31, 2019 and 2018, respectively. When payments are made, these costs are expensed as incurred and recorded as a component of operating expenses in the accompanying statements of income.

PIEtech, Inc.

Notes to Interim Financial Statements (Unaudited), Continued

13.     Commitments and Contingencies continued:

The Company is involved in legal proceedings arising in the ordinary course of its business. Legal fees and other costs associated with such actions are expensed as incurred. The Company will record a provision for these claims when it is both probable that a liability has been incurred and the amount of the loss, or a range of the potential loss, can be reasonably estimated. These provisions are reviewed regularly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information or events pertaining to a particular case. Legal proceedings accruals are recorded when and if it is determined that a loss is both probable and reasonably estimable. For litigation matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but if the matter is material, it is subject to disclosures. The Company believes that liabilities associated with any claims, while possible, are not probable, and therefore has not recorded any accrual for any claims as of March 31, 2019. Further, while any possible range of loss cannot be reasonably estimated at this time, the Company does not believe that the outcome of any of these proceedings, individually or in the aggregate, would, if determined adversely to it, have a material adverse effect on its financial condition or business, although an adverse resolution of legal proceedings could have a material adverse effect on the Company’s results of operations or cash flow in a particular quarter or year.

Certain of the Company’s revenues are subject to sales and use taxes in certain jurisdictions where it conducts business in the United States. As of March 31, 2019, the Company estimated that a sales and use tax liability of $47,510 related to multiple taxing jurisdictions with respect to revenues in the three months ended March 31, 2019, and prior years was probable. This amount is included in accrued expenses on the accompanying balance sheet.

Additional future information obtained from the applicable jurisdictions may affect the Company’s estimate of its sales and use tax liability, but such change in the estimate cannot currently be made.